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                                                                 Exhibit 99.20

                                    CONSENT


                                       August 28, 1997




CUC International Inc.
707 Summer Street
Stamford, Connecticut  06901


To the Board of Directors:

                  I hereby consent to being named as a person about to become a director of CUC International Inc., a Delaware corporation ("CUC"), in connection with the consummation of the merger (the "Merger") of HFS Incorporated ("HFS") into CUC, pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and HFS, in the Registration Statement on Form S-4 filed by CUC with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this Consent as an exhibit to the Registration Statement.


                                                     Sincerely,

                                                     /s/Robert F. Smith

                                                     Robert F. Smith